EXHIBIT 10.1

DEBT REPAYMENT AND EXCHANGE AGREEMENT

This DEBT REPAYMENT AND EXCHANGE AGREEMENT dated as of June 1, 2021, is being entered into by and among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation and wholly owned subsidiary of the Borrower (“MES”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”). Each of Borrower, MES and the Lender may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Borrower, Guarantor (as hereinafter defined) and Lender entered into an Amended and Restated Financing Agreement, dated as of November 1, 2016, as amended by Amendment No. 1 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of June 14, 2018, Amendment No. 2 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of September 12, 2018 and Amendment No. 3 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of February 25, 2019 (collectively, the “Restated Financing Agreement”), which Restated Financing Agreement amended and restated, without novation, a prior Financing Agreement, among the Parties, dated as of August 14, 2014, and amended by each of the Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty, dated as of March 16, 2015, Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty, dated as of November 16, 2015 and Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty, dated as of January 28, 2016 (collectively, the “Original Financing Agreement”);

WHEREAS, in connection with the Original Financing Agreement, the Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower’s and Guarantor’s assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (the “Security Agreement”), that certain Securities Pledge Agreement between the Borrower and Lender, dated as of August 14, 2014 (the “Securities Pledge Agreement”), and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (the “Collateral Assignment of EERCF License Agreement”);

WHEREAS, in connection with the Restated Financing Agreement, and in exchange for certain notes issued pursuant to the Original Financing Agreement and other consideration set forth therein, the Borrower issued to the Lender a senior secured note in the original principal amount of $9,646,686 (the “Secured Note”) and a subordinated unsecured note in the original principal amount of $13,000,000 (the “Subordinated Note”);

WHEREAS, on February 25, 2019, the Borrower, Guarantor and the Lender entered into that certain Unsecured Note Financing Agreement (the “Unsecured Note Financing Agreement”) which exchanged (the “Exchange”) the Subordinated Note, together with all accrued and unpaid interest thereon through February 25, 2019, for a new unsecured note in the original principal amount of $13,154,930.60 (the “Unsecured Note”);

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WHEREAS, as of the date hereof, the principal amount outstanding under the Secured Note is $271,686.10 (the “Secured Note Outstanding Principal Balance”);

WHEREAS, as of the date hereof, none of the principal balance under the Unsecured Note has been paid, and none of the Profit Share (as hereinafter defined) under the Unsecured Note has been paid; and

WHEREAS, the Borrower desires to repay the Secured Note Outstanding Principal Balance in cash, and repay the outstanding debt under the Unsecured Note by paying a portion in cash and the balance in shares of Common Stock, which the Lender has agreed to accept as full and complete repayment of the obligations thereunder, pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Lender and the Borrower have agreed to execute and deliver at Closing a (i) Lock-Up Agreement, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), and (ii) Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Borrower has agreed to provide certain registration rights with respect to the Exchange Shares under the 1933 Act and the rules and regulations promulgated thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follow:

ARTICLE 1

DEFINITIONS; CERTAIN TERMS

1.1 Definitions. As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Adjusted Profit Share Valuation” means an amount equal to (i) $6,331,875.76 which represents the asset value for the Profit Share as indicated on the internal valuations of the Lender for the year ended December 31, 2020, less (ii) the Profit Share Valuation.

“Affiliate” means, with respect to any Person, any other Person that (i) is a director or officer of such specified Person, or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

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“Bankruptcy Code” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including federal and state) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

“Borrower” has the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday or Sunday or any day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

“Collateral Assignment of EERCF License Agreement” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $.001 per share, of the Borrower (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock), provided that all numbers contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Borrower after the date hereof and prior to the Closing.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of a Person or (ii) to direct or cause the direction of management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Credit Party” means the Borrower and each Guarantor.

“Diligence Date” has the meaning set forth in Section 5.10.

“Disqualification Event” has the meaning set forth in Section 6.14.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of their respective Subsidiaries or ERISA Affiliates.

“Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as to any Credit Party, any trade or business (whether or not incorporated) that is a member of a group which includes such Credit Party, and which is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standards of Sections 412 and 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to by a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Code or under Section 406, Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

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“Event of Default” has the meaning set forth in the (i) Unsecured Note Financing Agreement, with respect to the Unsecured Note, and (ii) Restated Financing Agreement, with respect to the Secured Note.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Shares” has the meaning set forth in Section 2.3.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Guarantor” means (i) MES, (ii) each other Subsidiary of a Borrower other than RCF, and (iii) each other Person which guarantees all or any part of the Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

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“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of a Credit Party. In addition, the term “Indebtedness” of a Credit Party includes (a) all Indebtedness of others secured by a Lien on any assets of a Credit Party or their respective Subsidiaries (whether or not such Indebtedness is assumed by a Credit Party or their respective Subsidiaries), and (b) to the extent not otherwise included, the guarantee by a Credit Party of any Indebtedness of any other Person.

“Intellectual Property Rights” means all rights with respect to any and all of the following, as they exist anywhere in the world, registered or unregistered, and all worldwide common law and statutory rights in or arising out of: (i) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and including all intent to use any of the foregoing if not registered or subject to a pending application; (ii) Internet domain names, Internet Protocol addresses and social media identifiers; (iii) copyrights, copyright registrations and applications therefor and all copyrightable works, and all other rights corresponding thereto throughout the world however denominated, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, and rights of ownership of copyrightable works and all registrations thereof and rights to register and obtain renewals and extensions of such registrations, together with all other copyright-related interests accruing by reason of international treaties or conventions; (iv) trade secrets (including in any information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure and any other “trade secrets” as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law) and rights in other proprietary or confidential information including rights to limit the use or disclosure thereof by any Person; (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications in any country or region and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (vi) any other intellectual property rights of any kind or nature

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“Lender” has the meaning set forth in the Preamble.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

“Lock-Up Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any circumstance, change, development, condition or event that, individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on the (i) business, properties, assets, financial condition or results of operations (financial or otherwise) of a Credit Party or its Subsidiaries, taken as a whole, (ii) rights and remedies of the Lender, taken as a whole, under any Transaction Document, (iii) transactions contemplated hereby and by the other Transaction Documents, or (iv) authority or ability of a Credit Party or its Subsidiaries to fully and timely perform its obligations under any Transaction Document.

“Material Contract” means (i) from and after the incurrence of any Indebtedness, the operative documentation evidencing such Indebtedness, and (ii) any contract or other arrangement to which a Credit Party or its Subsidiaries is a party (other than the Transaction Documents) that generates gross profit to a Credit Party or its Subsidiaries of $1,000,000 or more in any year.

“MES” has the meaning set forth in the Preamble.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

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“Note” and “Notes” means collectively the Secured Note and the Unsecured Note and any additional notes issued by Borrower to the Lender or a permitted assignee of the Lender pursuant to the Restated Financing Agreement, the Unsecured Note Financing Agreement, the Secured Note or the Unsecured Note, as applicable, as such may be amended, modified, restated or supplemented from time to time.

“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, any interest calculated at a default rate and post-petition interest in any proceeding under any Bankruptcy Code), preferences and other fees, costs, expenses and other charges and obligations under, relating to or arising out of the Restated Financing Agreement, the Unsecured Note Financing Agreement, the Secured Note, the Unsecured Note or any of the other Secured Note Documents, of the Credit Parties to the Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, in all such cases, arising under the Restated Financing Agreement, the Unsecured Note Financing Agreement, the Secured Note, the Unsecured Note and any of the other Secured Note Documents.

“Original Financing Agreement” has the meaning set forth in the Recitals.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Sections 412 and 430 of the Code or Section 302 of ERISA.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Plan” means any Multiemployer Plan or Pension Plan.

“Principal Market” means the OTCQB.

“Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Credit Parties or any of their Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including, without limitation, the SEC or any self-regulatory organization), whether pending or threatened in writing, against or affecting the Credit Parties or any of their Subsidiaries or any property of the Credit Parties or any of their Subsidiaries.

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“Profit Share” has the meaning set forth in the Unsecured Note Financing Agreement.

“Profit Share Valuation” means an amount equal to $2,305,308.00 which represents the liability for the Profit Share as indicated on the audited balance sheet of the Borrower for the year ended December 31, 2020.

“Qualified Offering Price” has the meaning set forth in Section 2.2.

“Qualifying Offering” has the meaning set forth in Section 4.1(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Restated Financing Agreement” has the meaning set forth in the Recitals.

“Schedules” has the meaning set forth in Article 5.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“SEC Documents” has the meaning set forth in Section 5.23.

“Securities Pledge Agreement” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in the Recitals.

“Secured Note” has the meaning set forth in the Recitals.

“Secured Notes Documents” means the Restated Financing Agreement, the Secured Note and the Security Documents.

“Secured Note Outstanding Principal Balance” has the meaning set forth in the Recitals.

“Securities Pledge Agreement” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in the Recitals.

“Security Documents” means the Security Agreement, the Collateral Assignment of EERCF License Agreement, the Securities Pledge Agreement, and all other instruments, documents and agreements delivered by the Credit Parties in order to grant to the Lender, a Lien on any real, personal or mixed property of the Credit Parties as security for the Obligations.

“Subordinated Note” has the meaning set forth in the Recitals.

“Subsidiary” or “Subsidiaries” means, with respect to any Person (the “Parent”), any corporation, limited liability company, partnership, association or other entity of which Capital Stock or other Equity Interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, owned, Controlled or held by the Parent or one or more Subsidiaries of the Parent, or by the Parent and one or more Subsidiaries of the Parent.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, Lock-Up Agreement and each of the other agreements, documents and certificates now or hereafter entered into by the Lender, on the one hand, and the Borrower or one or more Credit Parties, on the other hand, and each other agreement, document, certificate or instrument executed and delivered by a Credit Party in connection with the transactions contemplated by this Agreement, together with all exhibits, schedules, annexes and other attachments thereto.

“Unsecured Note” has the meaning set forth in the Recitals.

“Unsecured Note Financing Agreement” has the meaning set forth in the Recitals.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

1.3 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any (a) election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein, or (b) treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

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ARTICLE 2

REPAYMENT OF DEBT; ISSUANCE OF SHARES

2.1 Secured Note. On the Closing Date (as defined below), the Borrower hereby agrees to pay Lender in cash the Secured Note Outstanding Principal Balance, together with such other amounts as shall then be due and owing from Borrower to Lender under the Secured Note and the Secured Note Documents.

2.2 Unsecured Note; Principal Balance. On the Closing Date, the Borrower hereby agrees to (a) pay Lender in cash a sum equal to fifty percent (50.0%) of the aggregate outstanding principal balance of the Unsecured Note, and (b) issue shares of Common Stock to Lender in exchange for the remaining fifty percent (50.0%) of the aggregate outstanding principal balance of the Unsecured Note, at an exchange price equal to 100.0% of the offering price per share of Common Stock in the Qualifying Offering (the “Qualified Offering Price”).

2.3 Unsecured Note; Profit Share. On the Closing Date, the Borrower hereby agrees to (a) pay Lender in cash a sum equal to the Profit Share Valuation, and (b) issue shares of Common Stock to Lender in exchange for the Adjusted Profit Share Valuation, at an exchange price equal to 100.0% of the Qualified Offering Price (together with the shares of Common Stock issued pursuant to Section 2.2, the “Exchange Shares”).

ARTICLE 3

THE EXCHANGE; CLOSING

3.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place effective as of 9:30 a.m. Eastern Time, electronically, by exchange of documents and certificates, as promptly as practicable following the closing date of the Qualifying Offering (or by such other method, at such other time or on such other date as the Lender and Borrower may mutually agree upon in writing) (the day on which the Closing takes place, the “Closing Date”).

3.2 Transactions Effected at the Closing. Subject to satisfaction or waiver of the conditions set forth in Section 4.1 and Section 4.2, the following transactions will occur at the Closing (a) the Lender shall surrender the Secured Note and Unsecured Note to the Borrower for cancellation, (b) the Borrower shall pay the amounts and issue the shares of Common Stock to the Lender as set forth in Article 2, (c) automatically and without further action of the Parties, the Secured Note Documents, the Unsecured Note Financing Agreement and the Unsecured Note shall be terminated and cancelled with immediate effect and that none of the Parties hereto shall have any further rights or obligations thereunder, and (d) the Parties shall execute and deliver the Transaction Documents and such other documents and agreements as are customary and reasonably necessary to effectuate the transactions hereunder.

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ARTICLE 4

CONDITIONS TO CLOSING

4.1 Conditions to Lender’s Obligations. The obligation of the Lender to consummate the transactions contemplated by this Agreement and the other Transaction Documents at the Closing is subject to satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) Borrower shall have completed an offering of Equity Interests resulting in net proceeds of at least US $12,000,000 by December 31, 2021 (the “Qualifying Offering”).

(b) Borrower shall have paid the amounts and issued the shares of Common Stock to the Lender as set forth in Article 2.

(c) Borrower and MES, as applicable, shall have executed (to the extent applicable) and delivered, or caused to be delivered, to the Lender the Transaction Documents and all such other certificates documents and instruments relating to the transactions contemplated by this Agreement and the other Transaction Documents as the Lender or its counsel may reasonably request.

(d) Each of Borrower and MES shall have executed and delivered, or caused to be delivered, to the Lender:

(i) a certificate evidencing its incorporation and good standing in its jurisdiction of incorporation issued by the Secretary of State of such jurisdiction, as of a date reasonably proximate to the Closing Date;

(ii) a certificate evidencing its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which it has filed for qualification to conduct business since January 1, 2021 and failure to so qualify would cause a Material Adverse Effect, as of a date reasonably proximate to the Closing Date; and

(iii) a certificate, executed by the secretary of the Borrower and MES, as applicable, and dated as of the Closing Date, as to (A) the resolutions consistent with Section 5.2 as adopted by Borrower’s and MES’s board of directors (or similar governing body) in a form reasonably acceptable to the Lender, (B) the incumbency and signatures of the officers or other Persons authorized to act on behalf of the Borrower and MES with respect to this Agreement and each other Transaction Document executed by it, (C) the Borrower’s and MES’s articles or certificate of incorporation (or similar document) certified as of a recent date from the Secretary of State of the applicable jurisdiction, each as in effect at the Closing, (D) the Borrower’s and MES’s bylaws (or similar document), each as in effect at the Closing, and (E) no action having been taken by the Borrower, MES or their respective stockholders or directors in contemplation of any amendments to items (A), (B), (C) or (D) listed in this Section 4.1(d)(iii).

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(e) The Credit Parties shall have obtained and delivered to Lender all governmental, regulatory and third-party consents and approvals, if any, necessary for the execution of this Agreement and completion of the transactions contemplated hereby.

(f) Since the Diligence Date, there shall have been no change which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g) The representations and warranties of the Credit Parties and each of their Subsidiaries shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date), and the Credit Parties shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Credit Parties at or prior to the Closing Date. The Lender shall have received certificates, executed by the chief executive officer of the Borrower and MES, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender.

(h) No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing.

4.2 Conditions to Borrower’s Obligations. The obligation of the Borrower to consummate the transactions contemplated by this Agreement and the other Transaction Documents at the Closing is subject to satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) Lender shall have surrendered the Secured Note and Unsecured Note to the Borrower for cancellation.

(b) Lender shall have executed (to the extent applicable) and delivered, or caused to be delivered, to the Borrower the Transaction Documents and all such other certificates, documents and instruments relating to the transactions contemplated by this Agreement and the other Transaction Documents as the Borrower or its counsel may reasonably request.

(c) The representations and warranties of the Lender shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date), and the Lender shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Lender at or prior to the Closing Date. The Borrower and MES shall have received certificates, executed by the Lender, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Borrower and MES.

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ARTICLE 5

CREDIT PARTIES’ REPRESENTATIONS AND WARRANTIES

As an inducement to the Lender to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Credit Parties jointly and severally represents and warrants to the Lender that each and all of the following representations and warranties (as supplemented by the disclosure schedules delivered to the Lender contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date. The Schedules shall be arranged by the Borrower in paragraphs corresponding to the sections and subsections contained in this Article 5.

5.1 Organization and Qualification. The Credit Parties and each of their Subsidiaries (a) are entities duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are formed, (b) have the requisite power and authority, and legal right, to own or lease their properties and carry on their business as now being conducted and as proposed to be conducted, and (c) are duly qualified as foreign entities to do business and are in good standing in every jurisdiction in which their ownership, lease or operation of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.

5.2 Authorization; Enforcement; Validity. Each of the Credit Parties has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Each of the Credit Parties has taken all necessary organizational action to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Exchange Shares, and (other than filings as may be required under the 1934 Act or by any state securities agencies) no further filing with, consent by, notice to, authorization of or other act by, or in respect of, any Credit Party, Governmental Authority or any other Person is required. This Agreement and the other Transaction Documents have been duly executed and delivered by each of the Credit Parties thereto, and (assuming due authorization, execution and delivery by the Lender and any other parties thereto) constitute the legal, valid and binding obligations of each of the Credit Parties party thereto, enforceable against each of such Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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5.3 No Conflicts. Except as set forth on Schedule 5.3, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Credit Parties, the issuance of the Exchange Shares, and the consummation by the Credit Parties of the transactions contemplated hereby and thereby will not (a) result in a violation of the Credit Parties’ certificate or articles of incorporation or bylaws or other governing documents, or the terms of any Capital Stock or other Equity Interests of the Credit Parties, (b) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Credit Parties or any of their Subsidiaries is a party, (c) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of the Credit Parties or any of their Subsidiaries, or (d) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, (i) any Environmental Laws, or (ii) federal and state securities laws and regulations and the rules and regulations of the Principal Market), which, for purposes of clauses (b), (c) and (d), would reasonably be expected to result in a Material Adverse Effect.

5.4 Consents. Except as set forth on Schedule 5.4, no Credit Party is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, Governmental Authority, the SEC or any regulatory or self-regulatory agency or authority or any other Person (including, without limitation, any stockholder of the Borrower) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, including issuance of the Exchange Shares, in each case in accordance with the terms hereof or thereof, except as would not reasonably be expected to result in a Material Adverse Effect. All of the foregoing consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, filings and registrations which the Credit Parties are required to make or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date or will be obtained or made in accordance with applicable law, and each Credit Party is unaware of any facts or circumstances which might prevent any of the Credit Parties from making, obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

5.5 Subsidiary Rights. Except as set forth on Schedule 5.5, each Credit Party has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all Capital Stock, Equity Interests or other securities of the Subsidiaries as owned by such Credit Party.

5.6 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or as otherwise set forth on Schedule 5.6, none of the Credit Parties (a) have any outstanding Indebtedness, (b) are parties to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, or (c) are in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or any contract, agreement or instrument entered into in connection therewith that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

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5.7 Off Balance Sheet Arrangements. Except as set forth on Schedule 5.7, there is no transaction, arrangement, or other relationship between any of the Credit Parties and an unconsolidated or other off balance sheet entity that would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

5.8 Title. Except as described on Schedule 5.8, each of the Credit Parties have (a) good and marketable title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), (c) valid licensed rights in (in the case of licensed interests in Intellectual Property Rights), and (d) good and marketable title to (in the case of all other personal property) all of its real property and other properties and assets owned by it which are material to the business of the Credit Parties, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Credit Parties are held by it under valid, subsisting and enforceable leases.

5.9 Intellectual Property Rights. Each of the Credit Parties own or possess adequate and valid rights or licenses to use all Intellectual Property Rights that are necessary to conduct their respective businesses as now conducted, and such Intellectual Property Rights are free and clear of all liens, encumbrances and defects. None of the Credit Parties’ Intellectual Property Rights have expired or terminated or are expected to expire or terminate within five (5) years from the Closing Date. Except as described on Schedule 5.9, (a) the Credit Parties have no knowledge of any infringement, misappropriation, dilution or other violation by the Credit Parties of Intellectual Property Rights of other Persons, (b) the Credit Parties have no knowledge of any infringement, misappropriation, dilution or other violation by any other Persons of the Intellectual Property Rights of the Credit Parties, (c) there is no claim, action or Proceeding pending or, to the knowledge of each of the Credit Parties, threatened in writing, against the Credit Parties regarding their Intellectual Property Rights or the Intellectual Property Rights of other Persons, and (d) the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or Proceedings. Each of the Credit Parties have taken and are taking commercially reasonable security measures, consistent with industry standards, to maintain and protect the secrecy, confidentiality and value of the Intellectual Property Rights, subject to the terms of Schedule 5.9.

5.10 Absence of Certain Changes. Except as disclosed on Schedule 5.10, since December 31, 2020 (the “Diligence Date”), there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Credit Parties. Except as disclosed on Schedule 5.10 and solely for the purposes of making the representations and warranties to be made on the Closing Date and not for any representations and warranties to be made following the Closing Date, since the Diligence Date, the Credit Parties have not (a) declared or paid any dividends, (b) sold any assets (other than the sale of inventory and equipment in the ordinary course of business) or (c) had capital expenditures, individually or in the aggregate, in excess of $2,000,000. The Credit Parties have not taken any steps to seek protection pursuant to any Bankruptcy Code, nor do the Credit Parties have any knowledge or reason to believe that their creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Credit Parties do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Credit Parties have no knowledge of any facts or circumstances which leads the Credit Parties to believe that one or more of the Credit Parties will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within three (3) years from the Closing Date.

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5.11 Absence of Litigation. Except as set forth on Schedule 5.11, there is no Proceeding pending or, to the knowledge of any Credit Party, threatened in writing against or affecting the Credit Parties or their respective Affiliates, officers or directors or such Persons’ properties or assets (or by or against the Credit Parties or any Affiliates, officers or directors thereof and relating to the Credit Parties or such Persons) which: (a) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (b) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or (c) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

5.12 No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Transaction Documents and as set forth on Schedule 5.12, no event, liability, development or circumstance has occurred or exists, or is contemplated or reasonably likely to occur with respect to the Credit Parties or their respective business, properties, prospects, operations or financial condition, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.13 Tax Status. Except as set forth in Schedule 5.13, each of the Credit Parties (a) have made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, except prior to the Closing Date where any failure to do so did not result in any material penalties to the Credit Parties, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (c) have set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being reasonably contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by the Credit Parties as shall be required in conformity with GAAP), and the senior officers of each of the Credit Parties know of no basis for any such claim.

5.14 Transfer Taxes. On the Closing Date, all transfer or other Taxes (other than income or similar Taxes) which are required to be paid in connection with the Exchange Shares issued hereunder will be, or will have been, fully paid or provided for by the Credit Parties, as applicable, and all laws imposing such Taxes will be or will have been complied with.

5.15 Conduct of Business; Compliance with Laws; Regulatory Permits. None of the Credit Parties are in material violation of any term of or in default under its certificate or articles of incorporation or bylaws or other governing documents. None of the Credit Parties are in material violation of any judgment, decree or order or to the best of their knowledge, any statute, ordinance, rule or regulation applicable to the Credit Parties and material to their business. All United States federal and state regulatory licenses and foreign regulatory licenses which to Credit Parties’ knowledge, are necessary to conduct the respective businesses of the Credit Parties, and except as set forth on Schedule 5.15, all of such United State federal and state regulatory licenses and foreign regulatory licenses are valid and in effect and none of the Credit Parties have received any notice of proceedings relating to the revocation or modification of any such United State federal and state regulatory licenses and foreign regulatory licenses.

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5.16 Foreign Corrupt Practices. None of the Credit Parties, nor, to the knowledge of any responsible officer of the Borrower, any director, officer, agent, employee or other Person acting on behalf of Credit Parties have, in the course of its actions for, or on behalf of, the Credit Parties (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.17 Sarbanes-Oxley Act; Dodd-Frank Act. To the best of Borrower’s knowledge, the Borrower is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.18 Environmental Laws. Except as set forth on Schedule 5.18, each of the Credit Parties, to the best of their knowledge: (a) (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all terms and conditions of any such permit, license or approval, and (iv) has no outstanding liability under any Environmental Laws and is not aware of any facts that could reasonably result in liability under any Environmental Laws, in each of the foregoing clauses of this clause (a), except to the extent, either individually or in the aggregate, a Material Adverse Effect could not reasonably be expected to occur, and (b) has provided Lender with copies of all environmental reports, assessments and other documents in any way related to any actual or potential liability under any Environmental Laws.

5.19 Margin Stock. None of the Credit Parties are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

5.20 ERISA. Except as set forth on Schedule 5.20, neither the Credit Parties nor any ERISA Affiliate (a) maintain or have maintained any Pension Plan, (b) contribute or have contributed to any Multiemployer Plan or (c) provide or have provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law). Except as set forth on Schedule 5.20, neither the Credit Parties nor any ERISA Affiliate have received any notice or have any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Employee Benefit Plan. No ERISA Event exists. Each Employee Benefit Plan which is intended to qualify under the Code has received a favorable determination letter (or opinion letter in the case of a prototype Employee Benefit Plan) to the effect that such Employee Benefit Plan is so qualified and to Borrowers’ knowledge, there exists no reasonable basis for the revocation of such determination or opinion letter. Neither the Credit Parties nor any ERISA Affiliate have (i) any unpaid minimum required contributions under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, or partial withdrawal, from any Multiemployer Plan, (iii) a Pension Plan that is “at risk” within the meaning of Section 430 of the Code, (iv) received notice from any Multiemployer Plan that it is either in endangered or critical status within the meaning of Section 432 of the Code, or (v) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Employee Benefit Plan (other than routine claims for benefits under the Employee Benefit Plan).

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5.21 U.S. Real Property Holding Corporation. None of the Credit Parties are, nor have they ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, as amended.

5.22 Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents related to the Borrower’s and its Subsidiaries’ consolidated financial statements for the year ended December 31, 2020, the Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Borrower and each of its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are to the best of their knowledge, effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 5.22, during the twelve (12) months prior to the Closing Date, none of the Credit Parties nor any of their Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Borrower or any of its Subsidiaries. None of the Credit Parties has any knowledge of any fraud that involves management or other employees who have a significant role in the Borrower’s or its Subsidiaries’ internal controls.

5.23 SEC Documents; Financial Statements. Except as disclosed on Schedule 5.23, during the two (2) years prior to the date hereof, the Borrower has filed (or furnished, as applicable) all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) and has paid all fees and assessments due and payable in connection with such SEC Documents. As of their respective filing dates, to the best of Borrower’s knowledge, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments). No other information provided by or on behalf of the Borrower to the Lender, which is not included in the SEC Documents, to the best of the Borrower’s knowledge, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. None of the Credit Parties nor, to the knowledge of any responsible officer of the Borrower, any director, officer, agent, employee or other Person acting on behalf of Credit Parties, has received or otherwise has or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Borrower or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Borrower or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

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5.24 Transactions with Affiliates. Except (a) as set forth on Schedule 5.24, and (b) for transactions that have been entered into on terms no less favorable to the Credit Parties than those that might be obtained at the time from a Person who is not an officer, director or employee, none of the officers, directors or employees of Credit Parties is presently a party to any transaction with Credit Parties (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Credit Parties, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

5.25 No Fiduciary Relationship. Each of the Credit Parties acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Lender is not an officer or director of the Credit Parties. Each of the Credit Parties further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental thereto. Each of the Credit Parties further represents to the Lender that each Credit Party’s decision to enter into the Transaction Documents to which it is a party have been based solely on the independent evaluation by such Person and its respective representatives. Each of the Credit Parties waives and releases, to the fullest extent permitted by applicable law, any claims they may have against the Lender arising from an alleged breach of fiduciary duty in connection with the Transaction Documents.

5.26 Insurance. Each of the Credit Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Credit Parties are engaged.

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5.27 Employee Relations. None of the Credit Parties are a party to any collective bargaining agreement or employ any member of a union in such Person’s capacity as a union member or to perform union labor work. As of the Closing Date, no executive officer of the Credit Parties has notified the Credit Parties or any Subsidiary thereof that such officer intends to leave the employ of the Credit Parties or such Subsidiaries or otherwise terminate such officer’s employment with one of the Credit Parties or such Subsidiaries. As of the Closing Date, no executive officer of the Credit Parties, to the knowledge of the Credit Parties, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Each of the Credit Parties is, to the best of its knowledge, in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.28 Patriot Act. To the extent applicable, each of the Credit Parties are in compliance, in all material respects, with (a) the Trading with the Enemy Act of 1917, as amended, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (also known as the USA Patriot Act).

5.29 Material Contracts. Except as set forth in Schedule 5.29, to the best knowledge of the Credit Parties, all Material Contracts are in full force and effect and no defaults currently exist thereunder.

5.30 No Disagreements with Accountants and Lawyers. Except as set forth in Schedule 5.30, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Credit Parties to arise, between the Credit Parties and the accountants and lawyers formerly or presently employed by the Credit Parties and the Credit Parties are current with respect to any fees owed to their accountants and lawyers which could affect the Credit Parties’ ability to perform any of their obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Borrower had discussions with its accountants about its consolidated financial statements previously filed with the SEC. Based on those discussions, the Borrower has no reason to believe that it will need to restate any such financial statements or any part thereof.

5.31 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Credit Parties to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Credit Parties to the Lender pursuant hereto or in connection herewith will be, to the best of the Credit Parties’ knowledge, true and accurate in every material respect on the date as of which such information is dated or certified, and to the best of the Credit Parties’ knowledge, none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Credit Parties are based on good faith estimates and assumptions believed by the Credit Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

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ARTICLE 6

LENDER’S REPRESENTATIONS AND WARRANTIES

As an inducement to the Credit Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Lender represents and warrants to the Credit Parties that each and all of the following representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date.

6.1 Organization and Authority. The Lender is duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own its properties and carry on its business as now being conducted. The Lender has the requisite limited liability company power and authority to enter into and perform its obligations under the Transaction Documents to which, in each case, the Lender is a party. The execution and delivery of the Transaction Documents by the Lender has been duly authorized by the Lender’s managers and the consummation by the Lender of the transactions contemplated hereby and thereby have been duly authorized by the Lender’s manager. This Agreement and the other Transaction Documents to which Lender is a party have been duly executed and delivered by the Lender, and (assuming due authorization, execution and delivery by the Credit Parties and any other parties thereto) constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.2 No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by the Lender, the consummation by the Lender of the transactions contemplated hereby and thereby will (a) result in a violation of the Lender’s certificate of formation, limited liability company agreement or other governing documents, or (b) result in a violation of any law, rule, regulation, order, judgment or decree, which, for purposes of this clause (b), would reasonably be expected to result in a material adverse effect on the Lender.

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6.3 Consents. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents do not and will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

6.4 Existing Securities. The Lender has not assigned, transferred, participated or otherwise disposed of any of its right, title or interest in the Notes.

6.5 Investment Purpose. Lender is acquiring the Exchange Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of any part thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Exchange Shares.

6.6 Reliance Upon Lender’s Representations. The Lender understands that the Exchange Shares are not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of the Exchange Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that the Borrower’s reliance on such exemption is predicated on the Lender’s representations set forth herein.

6.7 Disclosure of Information. The Lender has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the issuance of the Exchange Shares and the Borrower’s business, properties, prospects and financial condition and to obtain additional information (to the extent the Borrower possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Lender or to which the Lender had access.

6.8 Accredited Investor Status. The Lender represents to the Borrower that the Lender is an “accredited investor” within the meaning of Regulation D, Rule 501, as presently in effect, promulgated by the SEC under the 1933 Act and shall submit to the Borrower such further assurances of such status as may be reasonably requested by the Borrower.

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6.9 Restricted Securities. The Lender is aware that the Exchange Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the 1933 Act. The Lender acknowledges that, subject to the Lock-Up Agreement and except as provided in the Registration Rights Agreement, the Exchange Shares must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. The Lender is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit investors who have satisfied a certain holding period to resell under certain conditions such securities or a portion of such securities.

6.10 Brokers or Finders. The Borrower has not, and will not, incur, directly or indirectly, as a result of any action taken by the Lender, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

6.11 Tax Liability. The Lender has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the other Transaction Documents. The Lender relies solely on such advisors and not on any statements or representations of the Borrower, the Borrower’s counsel, or any of the Borrower’s agents. The Lender understands that it (and not the Borrower) shall be responsible for its own income and similar tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Transaction Documents.

6.12 Legends. The Lender understands and agrees that, until such time as the resale of the Exchange Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement, the certificates evidencing the Exchange Shares shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

6.13 No Other Representations. Other than the representations and warranties contained in the Transaction Documents, the Lender has not received and is not relying on any representation, warranties or assurances as to any of the Credit Parties, their business or its prospects from the Borrower or any other person or entity.

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6.14 No “Bad Actor” Disqualification Events. Neither (a) the Lender, nor (b) to the Lender’s knowledge, any director, executive officer or officer of the Lender is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (each a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the 1933 Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Borrower.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a) by mutual written agreement of the Credit Parties and the Lender; or

(b) by either the Credit Parties or the Lender upon notification to the non‑terminating party by the terminating party if the Closing has not transpired on or before December 31, 2021.

7.2 Effect of Termination. If this Agreement is validly terminated by either the Credit Parties or the Lender pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Parties hereto, except that nothing contained herein shall relieve any Party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE 8

MISCELLANEOUS

8.1 Payment of Expenses. The Borrower, on behalf of the Credit Parties, shall reimburse Lender on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of outside counsel, incurred by Lender in connection with the documentation and consummation of the transactions contemplated hereunder and under the other Transaction Documents.

8.2 Governing Law; Jurisdiction; Jury Trial; Damages. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. No Party shall assert, and each waives, any claim against the other Parties on any theory of liability for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of, this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

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8.3 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

8.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Lender, the Credit Parties, their Subsidiaries and Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Credit Parties or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by the Credit Parties and the Lender.

8.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) upon transmission and confirmation of receipt, if sent by facsimile or email transmission (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with an overnight courier service, if sent by overnight courier; in each case properly addressed to the party to receive the same. The addresses, facsimile numbers or email addresses for such communications shall be:

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if to any of the Credit Parties:

Midwest Energy Emissions Corp.

Attn: Richard MacPherson, CEO

1810 Jester Drive

Corsicana, Texas 75109

Phone: (614) 505-6115

Email: rmacpherson@me2cenvironmental.com

with a copy (which shall not constitute notice):

Kaye Cooper Kay & Rosenberg, LLP

425 Eagle Rock Avenue, Suite 200

Roseland, NJ 07068

Facsimile: (973) 443-0601

Attention: David M. Kaye

Email: dmkaye@kcfkr.com

if to the Lender:

Alterna Capital Partners LLC

Attn: Samir Patel

15 River Road, Suite 320

Wilton, Connecticut 06897

Phone: (203) 210-7672

Email: samir.patel@alternacapital.com

with a copy (which shall not constitute notice):

Sugar Felsenthal Grais & Helsinger LLP

Attn: Vanessa Schoenthaler

230 Park Avenue, Suite 908

New York, New York

Facsimile: (312) 704-2770

Email: vschoenthaler@sfgh.com

or to such other address, facsimile number or email address and to the attention of such other Person as the recipient party has specified by written notice given to each other party in accordance with this provision.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

8.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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8.10 Survival. The representations, warranties, agreements and covenants of the Credit Parties and the Lenders contained in the Transaction Documents shall survive the Closing.

8.11 Further Assurances. Each of the Parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

8.13 Waiver. No failure or delay on the part of any Party in the exercise of any power, right or privilege hereunder or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8.14 Payment Set Aside. To the extent that any of the Credit Parties makes a payment or payments to the Lender hereunder or pursuant to any of the other Transaction Documents or the Lender enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any of the Credit Parties, a trustee, receiver or any other Person under any law (including, without limitation, any Bankruptcy Code, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, each party has caused its signature page to this Debt Repayment and Exchange Agreement to be duly executed as of the date first written above.

BORROWER: MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

GUARANTOR: MES, INC.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

LENDER: AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

[Signature Page to Debt Repayment and Exchange Agreement]

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Exhibit A

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [_______________________], 2021, by and among Midwest Energy Emissions Corp., a Delaware corporation (the “Company”) and AC Midwest Energy LLC, a Delaware limited liability company (the “Stockholder”). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Debt Repayment and Exchange Agreement, dated as of June 1, 2021, by and among the Company, MES, Inc., a North Dakota corporation and the Stockholder (the “Debt Repayment Agreement”).

WHEREAS, in connection with the transactions contemplated by the Debt Repayment Agreement, the Company has agreed to repay the Secured Note Outstanding Principal Balance in cash, and repay the outstanding debt under the Unsecured Note by paying a portion in cash and the balance in shares of the Company’s Common Stock (the “Exchange Shares”), which the Stockholder has agreed to accept as full and complete repayment of the obligations thereunder;

WHEREAS, the Stockholder has agreed that the Exchange Shares will be subject to a lockup agreement;

WHEREAS, the execution and delivery of this Agreement by the Stockholder is a condition precedent to the obligations of the Company to consummate the transactions contemplated by the Debt Repayment Agreement;

NOW, THEREFORE, in consideration of the transactions contemplated by the Debt Repayment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholder hereby agree as follows:

1. Stockholder hereby acknowledges and agrees that, during the period beginning on the date hereof and ending upon the expiration of the Lockup Period, Stockholder shall not: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any portion of the Exchange Shares; (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Exchange Shares, whether any such transaction is to be settled by delivery of Exchange Shares or such other securities, in cash or otherwise; (c) publicly announce any intention to effect any transaction specified in clause (a) or (b); or (d) make any demand for or exercise any right, if any, with respect to, the registration of any shares of the Company’s Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock.

As used herein, the term “Lockup Period” means the period beginning on the Closing Date and ending on the date that is six (6) months following the Closing Date; provided, that the Lockup Period shall end immediately upon the consummation by the Company of a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of the Company’s Common Stock having the right to exchange their shares of the Company’s Common Stock for cash, securities or other property.

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If (x) during the last 17 days of the Lockup Period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (y) prior to the expiration of the Lockup Period, the Company announces that it will release its earnings results during the 16-day period beginning on the last day of the Lockup Period, the Lockup Period shall be extended by, and the restrictions imposed by this Agreement shall continue to apply until the expiration of, the 18-day period beginning on the issuance of the earnings or other press release or the occurrence of the material event. If the Lockup Period is so extended, the Stockholder shall not engage in any transaction that may be restricted by this Agreement during the extended Lockup Period unless the Stockholder requests and receives prior written confirmation from the Company that the restrictions imposed by this Agreement have expired.

2. Notwithstanding the provisions of paragraph 1 above, the Stockholder may effect during the Lockup Period (a) transactions relating to Common Stock currently held and acquired at any time by the Stockholder prior to the Closing, or acquired by the Stockholder in the Qualifying Offering or in open market transactions after the completion of the Qualifying Offering or, (b) transfers of Common Stock as a bona fide gift or gifts, (c) transfers or distributions of Common Stock to any wholly-owned subsidiary or any equityholders, partners, members or similar Persons of the Stockholder, (d) transfers of Common Stock to any foundation, trust, partnership or limited liability company for the direct or indirect benefit of any equityholders, partners, members or similar Persons of the Stockholder or the immediate family members of such Persons, and in each case such transfer does not involve a disposition for value (for purposes of this Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (e) transfers of Common Stock to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, and in each case such transfer does not involve a disposition for value, (f) transfers of Common Stock to a nominee or custodian of a Person to whom a transfer or disposition would be permitted hereunder, (g) transfers or distributions of Common Stock to Affiliates of the Stockholder, and (h) transfers of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the Stockholder shall remain subject to the restrictions contained in this Agreement; provided further that in the case of any transfer pursuant to clauses (b) through (g), each donee, distributee or transferee shall execute and deliver to the Company a lock-up agreement in the form of this Agreement.

3. The Stockholder hereby represents and warrants to the Company that the Stockholder has full power and authority to enter into this Agreement.

4. The Company shall cause each of the certificates evidencing the Exchange Shares to be legended with the applicable transfer restrictions. The Stockholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Exchange Shares, except in compliance with this Agreement, and the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5. This Agreement supersedes all other prior oral or written agreements between the Company, the Stockholder and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein or therein, neither party makes any representation, warranty, covenant or undertaking with respect to such matters.

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6. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

7. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices as provided in the Debt Repayment Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

8. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon the terms set forth in Section 8.7 of the Debt Repayment Agreement.

9. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Stockholder. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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10. Each of the parties hereto hereby acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms and in the event of breach of this Agreement by a party hereto, the nonbreaching party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

12. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Its:

STOCKHOLDER: AC MIDWEST ENERGY LLC

By:
Name:
Its:

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Exhibit B

[____________], 2021

AC Midwest Energy LLC

c/o Alterna Capital Partners LLC

Attn: Samir Patel

15 River Road, Suite 320

Wilton, Connecticut 06897

E-Mail: samir.patel@alternacapital.com

Re:	Registration Rights in Respect of Common Stock of Midwest Energy Emissions Corp. (the “Company”)

Ladies and Gentlemen:

Reference is made to that certain Debt Repayment and Exchange Agreement, dated as of June 1, 2021 (the “Debt Repayment Agreement”), by and among the Company, MES, Inc., a North Dakota corporation, and AC Midwest Energy LLC (the “Stockholder”), a Delaware limited liability company (capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Debt Repayment Agreement), pursuant to which, among other things, the Company has agreed to repay the Secured Note Outstanding Principal Balance in cash, and repay the outstanding debt under the Unsecured Note by paying a portion in cash and the balance in shares of the Company’s Common Stock (the “Exchange Shares”), which the Stockholder has agreed to accept as full and complete repayment of the obligations thereunder.

Pursuant to this letter agreement (this “Letter Agreement”), the Company and the Stockholder agree as follows:

1. Definitions. As used in this Letter Agreement, the following terms shall have the meanings indicated below:

a. “Additional Registrable Securities” means (i) the Exchange Shares, plus (ii) the remaining fifty percent (50.0%) of the Warrant Shares, or 5,000,000 shares of the Company’s Common Stock, plus (iii) 1,700,000 shares of the Company’s Common Stock acquired by the Stockholder pursuant to a stock purchase agreement entered into on November 14, 2016.

b. “Common Stock” means the common stock, par value $.001 per share, of the Company (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock), provided that all numbers contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Company after the date hereof.

c. “Initial Registrable Securities” means fifty percent (50.0%) of the Warrant Shares or 5,000,000 shares of the Company’s Common Stock.

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d. “Losses” means any and all losses, claims, damages, liabilities, judgements, fines, penalties, interest, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

e. “Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, a joint stock company, an unincorporated organization or a government or any department or agency thereof.

f. “Prospectus” means the prospectus included in the applicable Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

g. “Registrable Securities” means the Initial Registrable Securities, plus the Additional Registrable Securities.

h. “Registration Statement” means each registration statement required to be filed under Section 2 or Section 3, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

i. “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

j. “Trading Day” means a day on which the principal Trading Market is open for trading.

k. “Trading Market” means whichever of the New York Stock Exchange, NYSE American, LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

l. “Warrant Shares” means 10,000,000 shares of the Company’s Common Stock acquired by the Stockholder pursuant to the cashless exercise of warrants under the Restated Financing Agreement.

2. Automatic Registration.

a. On or before thirty (30) days after the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Initial Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act. The Registration Statement shall be on an appropriate form in accordance with the 1933 Act and the 1934 Act and shall contain (except if otherwise directed by the Stockholder or requested by the SEC) a plan of distribution in a form reasonably acceptable to the Stockholder.

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b. On or before nine (9) months after the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Additional Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act. The Registration Statement shall be on an appropriate form in accordance with the 1933 Act and the 1934 Act and shall contain (except if otherwise directed by the Stockholder or requested by the SEC) a plan of distribution in a form reasonably acceptable to the Stockholder.

c. The Company shall use its reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, and shall use its reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of the date that all shares of Common Stock covered by such Registration Statement have been sold or can be sold publicly under Rule 144 under the 1933 Act without restriction (including, without limitation, volume and manner-of-sale restrictions); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the date that the Registration Statement is first declared effective by the SEC (the “Effective Date”) and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 under the 1933 Act (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

d. The Company shall notify the Stockholder in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the applicable Registration Statement has been declared effective.

e. If the Company is engaged in, or has definitive plans to engage in, any material transaction that, in the reasonable and good faith determination of the Board of Directors of the Company, would be reasonably likely to be materially and adversely affected by disclosure that would be required in connection with a registration, then the Company may delay such applicable registration for a period of up to 60 days for so long as the Company is still actively pursuing the transaction that allowed such delay.

3. Piggyback Registration.

a. Until the earlier of the date that all Registrable Securities have been sold or can be sold publicly under Rule 144 without restriction (including, without limitation, volume and manner-of-sale restrictions), whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the 1933 Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the 1933 Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the Stockholder of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Stockholder within ten (10) days after the Company’s notice has been given to the Stockholder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

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b. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriter advises the Company and the Stockholder (if the Stockholder has elected to include Registrable Securities in such Piggyback Registration) in writing that, in its reasonable and good faith opinion, the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included therein by the Stockholder and (iii) third, the securities of holders of Common Stock other than the Registrable Securities.

c. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that, in its reasonable and good faith opinion, the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration, and any Registrable Securities requested to be included therein by the Stockholder, allocated pro rata among all such holders and the Stockholder on the basis of the number shares requested to be included in such registration by each such holder; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

d. If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

e. If the Company is engaged in, or has definitive plans to engage in, any material transaction that, in the reasonable and good faith determination of the Board of Directors of the Company, would be reasonably likely to be materially and adversely affected by disclosure that would be required in connection with a registration, then the Company may delay such registration for a period of up to 60 days for so long as the Company is still actively pursuing the transaction that allowed such delay.

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4. Rule 415; Cut-Back. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires Stockholder to be named as an “underwriter,” the Company shall use its reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Stockholder is not an “underwriter.” In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Stockholder as an “underwriter” in such Registration Statement without the prior written consent of Stockholder. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section shall again be applicable to such Cut Back Shares; provided, however, that the filing deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

5. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

a. Subject to Sections 2(e) and 3(e), (i) prepare and file with the SEC a Registration Statement covering such applicable Registrable Securities and use reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein and (ii) use reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective until the completion of the distribution by the Stockholder of all of the Registrable Securities covered by such Registration Statement.

b. Notify the Stockholder as promptly as reasonably possible of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other federal or state Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. Use its reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

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d. If requested by the Stockholder, provide the Stockholder without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by the Stockholder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

e. Furnish to the Stockholder such numbers of copies of a Prospectus, including a preliminary Prospectus, as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Stockholder.

f. Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed to the extent such Registrable Securities satisfy applicable listing requirements and use its reasonable efforts to maintain such listing.

g. Use reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Stockholder reasonably requests and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Letter Agreement, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any state wherein it is not so subject.

h. Cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Letter Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as the Stockholder may reasonably request.

i. Upon the occurrence of any event described in Section 5(b)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

j. Use reasonable efforts to comply with all rules and regulations of the SEC applicable to the registration of the Registrable Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

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k. The Company may require that the Stockholder furnish to the Company such information regarding the Stockholder and the distribution of the Registrable Securities as the Company may reasonably request in writing.

l. The Company shall take such other reasonable and customary actions necessary to expedite and facilitate disposition by the Stockholder of Registrable Securities pursuant to any Registration Statement.

6. Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Sections 2, 3, 4 and 5 of this Letter Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or blue sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, and (e) all listing fees to be paid by the Company to the Trading Market; provided that the Stockholder shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions or discounts payable to the underwriters, selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Stockholder’s own counsel.

7. Indemnification.

a. Indemnification by the Company. The Company shall, notwithstanding any termination of this Letter Agreement, indemnify and hold harmless the Stockholder, its officers, directors, partners, members, agents and employees, each Person who controls the Stockholder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus or in any application or other document or communication executed by or on behalf of the Company filed in any jurisdiction in order to qualify any Registrable Securities covered by the Registration Statement under the “blue sky” or securities laws thereof, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Stockholder furnished in writing to the Company by the Stockholder for use therein, or to the extent that such information relates to the Stockholder or the Stockholder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Stockholder in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Stockholder through the EDGAR filing system, and the Stockholder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

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b. Indemnification by Stockholder. The Stockholder shall indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Stockholder furnished to the Company by the Stockholder in writing expressly for use therein, or (ii) to the extent that such information relates to the Stockholder or the Stockholder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Stockholder expressly for use in the Registration Statement (it being understood that any plan of distribution, as the same may be modified by the Stockholder and other information provided by the Stockholder to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Stockholder in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any the Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by the Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

c. Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Letter Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(iii) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

d. Contribution.

(i) If a claim for indemnification under Section 7(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), the Stockholder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Stockholder from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that the Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(iii) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8. Dispositions. The Stockholder agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the applicable Registration Statement and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the Prospectus. The Stockholder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(b)(v), (vi) or (vii), the Stockholder will immediately discontinue disposition of such Registrable Securities under the Registration Statement until such Stockholder is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Stockholder agrees that the removal of the restrictive legend from certificates representing Registrable Securities as set forth in this Section 8 is predicated upon the Company’s reliance that the Stockholder will comply with the provisions of this Section. Both the Company and the Company’s transfer agent, and their respective directors, officers, employees and agents, may rely on this Section.

9. Miscellaneous.

a. This Letter Agreement supersedes all other prior oral or written agreements between the Company, the Stockholder and Persons acting on their behalf with respect to the matters discussed herein, and this Letter Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein or therein, neither party makes any representation, warranty, covenant or undertaking with respect to such matters.

b. This Letter Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

c. All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices as provided in the Financing Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

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d. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Letter Agreement must be in writing and will be deemed to have been delivered upon the terms set forth in Section 8.7 of the Debt Repayment Agreement.

e. No provision of this Letter Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Stockholder. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

f. Each of the parties hereto hereby acknowledge and agree that irreparable damage would occur if any of the provisions of this Letter Agreement are not performed in accordance with their specific terms and in the event of breach of this Letter Agreement by a party hereto, the nonbreaching party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, it shall be entitled to enforce any provision of this Letter Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Letter Agreement, without posting any bond or other undertaking.

g. If any provision of this Letter Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter Agreement in that jurisdiction or the validity or enforceability of any provision of this Letter Agreement in any other jurisdiction.

h. This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has caused its signature page to this Letter Agreement to be duly executed as of the date first written above.

COMPANY: MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Its:

STOCKHOLDER: AC MIDWEST ENERGY LLC

By:
Name:
Its:

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